SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  August 15, 2003

YOUNG BROADCASTING INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-25042 (Commission File No.)	13-3339681 (IRS Employer Identification No.)

599 Lexington Avenue

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number:  (212) 754-7070

Item 12. Results of Operations and Financial Condition.

The following information is set forth on the website (www.youngbroadcasting.com) of Young Broadcasting Inc.:

YOUNG BROADCASTING INC.
COMPARISON OF REVISED TAX ACCOUNTING PRESENTATION FOR 2002

On August 15, 2003, Young Broadcasting Inc. filed with the Securities and Exchange Commission its Form 10-Q for the quarterly period ended June 30, 2003, which Form 10-Q included a revised income tax accounting presentation concerning the Company’s sale of KCAL-TV in May 2002.  The revised presentation reflects a reallocation of certain intraperiod income tax amounts in the first and second quarters of 2002 and had no impact on the Company’s financial position or cash flows.  This reallocation had no effect on the Company’s operating income in any period and has no impact on the cash realized by the Company from the sale of KCAL-TV.  The consolidated statements of operations for the three months ended March 31, 2002, three months ended June 30, 2002 and six months ended June 30, 2002 were adjusted to correct the allocation of income taxes among continuing operations, discontinued operations and cumulative effect of accounting change.

The following compares the as reported and as adjusted amounts. It is important to note that the net income for the Company for the six months ended June 30, 2002 and year ended December 31, 2002 were unchanged by this reallocation.

	Three Months Ended		Three Months Ended
	March 31, 2002		June 30, 2002
	As Reported	As Adjusted	As Reported	As Adjusted

Loss from continuing operations before benefit from income tax and cumulative effect of accounting change	$(31,261)	$(31,261)	$(17,138)	$(17,138)

Benefit from Income Tax	—	—	122,021	19,360
Income (loss) from continuing operations before cumulative effect of accounting change	(31,261)	(31,261)	104,883	2,222

Income from discontinued operations, net of taxes, including gain on sale of station	2,886	2,886	135,377	154,229

Income (loss) before cumulative effect of accounting change	(28,375)	(28,375)	240,260	156,451

Cumulative effect of accounting change, net	(268,714)	(184,904)	—	—

Net (loss) income	$(297,089)	$(213,279)	$240,260	$156,451

	Six Months Ended		Year Ended
	June 30, 2002		December 31, 2002
	As Reported	As Adjusted	As Reported	As Adjusted

Loss from continuing operations before benefit from income tax and cumulative effect of accounting change	$(48,399)	$(48,399)	$(59,398)	$(59,398)

Benefit from Income Tax	122,021	19,360	119,448	23,759
Income (loss) from continuing operations before cumulative effect of accounting change	73,622	(29,039)	60,050	(35,639)

Income from discontinued operations, net of taxes, including gain on sale of station	138,264	157,115	143,134	155,013

Income (loss) before cumulative effect of accounting change	211,886	128,076	203,184	119,374

Cumulative effect of accounting change, net	(268,714)	(184,904)	(268,714)	(184,904)

Net (loss) income	$(56,828)	$(56,828)	$(65,530)	$(65,530)

Any questions concerning these adjustments should be directed to James A. Morgan, Chief Financial Officer of Young Broadcasting at 212-754-7070.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUNG BROADCASTING INC.

Date: August 15, 2003	By:	/s/ James A. Morgan
James A. Morgan
Executive Vice President